Exhibit j

SECURITIES ACCOUNT CONTROL AND CUSTODIAN AGREEMENT

between

ABX Longevity Growth and Income Fund

as Account Holder

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

not in its individual capacity but solely in its capacity as the

Securities Intermediary and Custodian

Dated as of [•], 2026

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TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A	Accounts
Exhibit B-I	Form of Entitlement Order for Transfer of Policies to the Securities Account
Exhibit B-II	Form of Entitlement Order for Transfer of Annuities to the Securities Account
Exhibit C-I	Form of Entitlement Order for Debit and Transfer of Policies from the Securities Account
Exhibit C-II	Form of Entitlement Order for Debit and Transfer of Annuities from the Securities Account
Exhibit D-I	Authorized Representatives - Account Holder
Exhibit D-II	Authorized Representatives - Servicer
Exhibit E	Form of Custody Package Release Instruction
Exhibit F	Limited Recourse Language
Exhibit G	Form of Estate Action Indemnification Agreement

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SECURITIES ACCOUNT CONTROL AND CUSTODIAN AGREEMENT

THIS SECURITIES ACCOUNT CONTROL AND CUSTODIAN AGREEMENT, dated as of [•], 2026 (this “Agreement”), by and between ABX Longevity Growth and Income Fund, a Delaware statutory trust (together with its successors, the “Account Holder”), and Wilmington Trust, National Association, a national banking association (“Wilmington Trust”), not in its individual capacity but solely in its capacity as the securities intermediary maintaining the accounts described herein (together with its successors, the “Securities Intermediary”) and in its capacity as the custodian hereunder (together with its successors, the “Custodian”). Each of the Account Holder and Wilmington Trust may be referred to herein as a “Party,” and together as the “Parties”)

RECITALS:

WHEREAS, for the purposes of this Agreement, Account Holder intends to acquire, hold and transfer or convey certain life insurance contracts (“Contracts”) and annuities on the life of Insureds (the “Annuities”, and together with the Contracts, “Policies”);

WHEREAS, Account Holder desires to establish with the Securities Intermediary a securities account and to engage the Securities Intermediary as a securities intermediary to hold the Policies in such securities account;

WHEREAS, Account Holder further desires to appoint the Custodian as custodian of the Custodial Files; and

WHEREAS, the Securities Intermediary and the Custodian, respectively, desire to accept such engagements on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements herein, Account Holder, the Securities Intermediary and the Custodian hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETIVE PROVISIONS

Section 1.1 Definitions; Interpretive Provisions.

(a) Capitalized terms shall have the meanings specified below:

“Account Holder” has the meaning set forth in the Preamble.

“Accounts” means, together, the Securities Account and the Collection Account.

“Affiliate” means, with respect to any Person, any other Person controlling or controlled by or under common control with such specified Person. For purposes of this definition, “control,” when used with respect to a specific Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Annuities” has the meaning set forth in the Recitals.

“Applicable Regulations” has the meaning set forth in Section 7.18 hereof.

“Authorized Representatives” has the meaning set forth in Section 4.2 hereof.

“Business Day” means any day other than a Saturday or Sunday that banks in New York, New York, Wilmington, Delaware, and Birmingham, Michigan are authorized to be open for business, which for the avoidance of doubt shall not include any bank or public holidays in such cities.

“Change Forms” means the Issuer’s form to be completed and filed in order to designate the Securities Intermediary or its designee as the beneficiary of a Policy.

“Claim” has the meaning set forth in Section 5.2(e) hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations thereunder, as in effect from time to time. Section references to the Code are to the Code as in effect at the date hereof and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Collection Account” means the segregated non-interest bearing trust account bearing account number 171915-001 and designated and maintained by the Securities Intermediary pursuant to Section 2.1 and Section 2.3(a) hereof.

“Confidential Information” means all proprietary and confidential or non-public information and data, of a disclosing Party in any medium or form and whether or not specifically marked as confidential, transmitted to, observed by and/or with respect to which another party comes into possession in connection with the transactions contemplated by this Agreement and which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who could obtain economic value from its disclosure or use and (b) is the subject of efforts by the disclosing Party that are reasonable under the circumstances to maintain its secrecy, including (i) the Contracts and Annuities (ii) this Agreement and its contents, (iii) each of the Custodial Files and their contents, (iv) all Consumer Information, and (v) each Servicer’s report and its contents. Confidential Information does not include such information or data that can be shown to have been (A) previously obtained or known by the receiving Party with no obligation to keep such information or data confidential, (B) in the public domain (either prior to or after the furnishing of such information or data hereunder) through no fault of such receiving Party, (C) later acquired by the receiving Party from another source if the receiving Party is not aware that such source is under an obligation to another party to keep such information or data confidential, or (D) is produced as a result of the receiving Party’s independent development of the information without the use of any of the disclosing Party’s confidential information.

“Contract” has the meaning set forth in the Recitals.

“Consumer Information” means any and all medical, health, financial and personal information about an Insured or any spouse or other individual closely related by blood or law to the Insured (each, a “Consumer”), including a Consumer’s personally identifiable information such as the person’s name, street or mailing address, e-mail address, telephone or other contact information, employer, social security or tax identification number, date of birth, driver’s license number, photograph or documentation of identity or residency (whether independently disclosed or contained in any disclosed document such as a Policy, life expectancy evaluation, life insurance application or viatical or life settlement application).

“Custodial Files” with respect to any Policy means any documents delivered to the Custodian by or on behalf of Account Holder with respect to such Policy and identified in writing as being part of the Custodial Files.

“Custodian” has the meaning set forth in the Preamble.

“Custody Package Release Instruction” has the meaning set forth in Section 4.3(f) hereof.

“Escrow Agent” if any, means Wilmington Trust acting as escrow agent with respect to any Policy to be purchased by or on behalf of Account Holder, as set forth in any Escrow Agreement.

“Escrow Agreement” means, with respect to a Policy, an escrow agreement by and among the Escrow Agent, on the one hand, and on the other hand, one or more of Account Holder or any other Person, pursuant to which any Policy shall be purchased by or on behalf of Account Holder.

“Estate Action Indemnification Agreement” has the meaning set forth in Section 5.2(f) hereof.

“FATCA” means Sections 1471 through 1474 of the Code (or any amendments or successor versions thereof) and any related current or future rules, regulations or official interpretations thereof.

“Financial Assets” has the meaning set forth in Section 2.1 hereof.

“Indemnified Person” has the meaning set forth in Section 5.2(e) hereof.

“Insured” means each natural person whose life is referenced or measured in a Policy.

“Issuer” means each insurer that underwrites one or more of the Policies.

“Issuer’s Confirmation of Changes” means written confirmation from the Issuer that the Change Forms have been processed and accepted, and the ownership of such Policy has been transferred to Securities Intermediary on the books and records of the Issuer and that a beneficiary under such Policy on the books and records of the Issuer is the Securities Intermediary.

“Lapse Notice” has the meaning set forth in Section 4.6(a) hereof.

“Law” means as applicable to a Party, any law, constitution, statute, ordinance, code, rule, regulation, decision, order, consent, decree, judgment, ordinance, release, license, permit, stipulation, contract or other pronouncement having the effect of law enacted or issued by any domestic governmental authority, any foreign country, or domestic or foreign state, country, city or other political subdivision, binding case law and principles of common law, including the laws of the United States.

“Person” means an individual, corporation, company, partnership, association, joint stock company, statutory or common law trust, unincorporated organization, joint venture, governmental authority, limited liability company, limited liability partnership or other entity.

“Policy(ies)” has the meaning set forth in the Recitals.

“Premium” means the premium payable on any Policy to the applicable Issuer, together with all other amounts required to maintain such Policy in full force and effect.

“Premium Instruction” has the meaning set forth in Section 4.6(b)(i) hereof.

“Relevant Provider” has the meaning set forth in Section 7.18 hereof.

“Responsible Officer” means when used with respect to the Securities Intermediary or the Custodian, any officer in the corporate trust department of the Securities Intermediary or the Custodian with direct responsibility for the administration of the Accounts, or to whom any Account matter is referred because of his or her knowledge of or familiarity with a particular subject.

“Retained Death Benefit” means, with respect to any Retained Death Benefit Policy, the portion of the death benefit payable under such Policy that the Insured thereunder or prior owner thereof has retained the right to name a beneficiary thereof.

“Retained Death Benefit Policy” means a Policy in which the Insured thereunder or prior owner thereof has retained the right to name one or more co-beneficiaries to receive a specified amount of the total death benefit paid under such Policy.

“Securities Account” means the non-interest bearing trust account bearing account number 171915-002 and designated and maintained for the crediting and debiting of the Policies for the benefit of Account Holder in accordance with this Agreement.

“Securities Intermediary” has the meaning set forth in the Preamble.

“Servicer” means ABL Wealth Advisors, LLC, or such other Person designated from time to time, written notice of which shall promptly be delivered by Account Holder to the Securities Intermediary; provided, that so long as no Servicer has been designated, (i) the Account Holder shall assume and perform all of the Servicer’s duties and obligations in this Agreement as may be reasonably necessary or appropriate to effectuate the transactions contemplated hereby, and (ii) any notices required to be provided to the Servicer pursuant to this Agreement shall be provided to the Account Holder.

“State” means any of the fifty political divisions of the United States identified as states, Puerto Rico and the District of Columbia.

“Tracking System” means an electronic tracking system established and maintained by the Securities Intermediary and the Custodian, or such other internal databases maintained by the Securities Intermediary and the Custodian.

“UCC” has the meaning set forth in Section 2.1 hereof.

“UMB” means UMB Fund Services, Inc., a corporation organized under the laws of Wisconsin, together with its successors and assigns.

“UMB Account” means the non-interest bearing trust account bearing account number 171915-003 and designated and maintained by the Securities Intermediary pursuant to Section 2.4 hereof.

“United States” means the United States of America, its territories and possessions and areas subject to its jurisdiction.

“Wilmington Trust” has the meaning set forth in the Preamble.

(b) (i) a singular number includes the plural number and vice versa, (ii) references to this Agreement include all Exhibits and Schedules hereto, (iii) references to words such as “herein,” “hereof,” “hereto” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section herein, (iv) references to an Article or Section such as “Article I” or “Section 1.1” shall refer to the applicable Article or Section of this Agreement, (v) the term “include” and all variations thereof shall mean “include without limitation”, (vi) the term “or” shall include “and/or”, (vii) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (viii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding,” (ix) any reference to any statute, agreement, document, certificate or communication shall be to such statute, agreement, document, certificate or communication as from time to time amended, restated or re-enacted in compliance with the provisions thereof and (x) any reference to any Person shall include its permitted successors and assigns.

ARTICLE II

ACCOUNTS

Section 2.1 Accounts and Financial Assets. Each of the Accounts is an account maintained by the Securities Intermediary in the name and for the beneficial ownership of the Account Holder and identified in greater detail in Exhibit A hereto. The Parties hereto acknowledge and agree that each of the Accounts is a “securities account” within the meaning of Section 8-501(a) of the Uniform Commercial Code of the State of New York (the “UCC”). The Account Holder agrees that: (i) the Securities Intermediary shall treat Account Holder as the only party entitled to exercise the rights that comprise any cash, financial asset or proceeds thereof credited to an Account (including the Policies credited to the Securities Account) (the “Financial Assets”); (ii) all securities or similar property underlying any financial assets that constitute Financial Assets shall be registered in the name of the Securities Intermediary, or endorsed to the Securities Intermediary or in blank; (iii) all Policies that constitute Financial Assets shall be registered in the name of the Securities Intermediary, or if, with respect to a Policy, an Issuer does not permit Wilmington Trust, as securities intermediary, to be the named owner and beneficiary with respect to such Policy, Wilmington Trust shall be registered as the owner and beneficiary of such Policy on the records of such Issuer, it being understood that any Policy so titled shall continue to be held by Wilmington Trust solely in its capacity as the Securities Intermediary hereunder and that Wilmington Trust shall not have any beneficial ownership in any of such Policies; and (iv) in no case will any Financial Assets be registered in the name of Account Holder, nor shall any Financial Assets be payable to the order of Account Holder or endorsed to Account Holder, except to the extent the foregoing subsequently has been endorsed to the Securities Intermediary or in blank.

Section 2.2 Securities Account. From time to time Account Holder shall deliver or shall procure the delivery of one or more Policies to the Securities Intermediary and instruct the Securities Intermediary to transfer or credit such Policies to the Securities Account, which instructions shall be in the form of the entitlement order attached as Exhibit B-I or Exhibit B-II hereto. Such transfers of Policies to the Securities Account may be by way of transfer from another account of the Securities Intermediary or may be by effecting a change of owner and beneficiary on the records of the relevant Issuer, in accordance with the provisions of this Agreement. The Securities Intermediary shall accept for credit to the Securities Account, such Policies and any funds that Account Holder from time to time contributes or transfers for deposit therein in accordance with an entitlement order. The Securities Intermediary may not debit any items from the Securities Account except pursuant to Section 3.2(b) or Section 3.2(c) hereof; provided, that, subject to Section 3.4, the Securities Intermediary shall release funds from the Securities Account in accordance with the written direction of Account Holder, within three (3) Business Days after receipt of such written direction. The Custodian shall hold the Custodial Files for such Policies on behalf of Account Holder in accordance with this Agreement to the extent such Custodial Files are delivered to the Custodian.

Section 2.3 Collection Account.

(a) The Securities Intermediary shall deposit into the Collection Account (i) the funds contributed by or on behalf of Account Holder from time to time for deposit therein, (ii) all proceeds received in respect of Policies (including regular annuity payments, sale proceeds, death benefits and refunded premiums), and (iii) funds indicated by Account Holder as being deposited for the payment of premiums in respect of any Policy.

(b) Within three (3) Business Days of receipt of proceeds in respect of any Policy (including regular annuity payments, sale proceeds, death benefits and any refund of premiums), the Securities Intermediary shall transfer such funds into the Collection Account and shall notify Account Holder and the Servicer of such transfer within three (3) Business Days thereof. The Account Holder hereby agrees that it shall cause any such proceeds that are not received directly by the Securities Intermediary to promptly be deposited into the Collection Account for distribution in accordance with this section. Notwithstanding any other provision hereof to the contrary, the Securities Intermediary shall release immediately available funds from the Collection Account only in the following order of priority:

1. to the Custodian, the Securities Intermediary and the Escrow Agent (if Wilmington Trust), as applicable, the fees, and expenses due and payable thereto in accordance with this Agreement or any Escrow Agreement (if Wilmington Trust is the Escrow Agent), including, but not limited to, any Claims of any Indemnified Person hereunder and any indemnified expenses under any Escrow Agreement (if Wilmington Trust is the Escrow Agent); and

2. in accordance with the written direction of Account Holder, all remaining funds.

Any payments to be made pursuant to Section 2.3(b)(2) above, shall be made by the Securities Intermediary within three (3) Business Days after receipt by it of written direction by Account Holder.

Section 2.4 Accounts. The Accounts and the UMB Account shall be non-interest bearing segregated trust accounts established with and maintained by the Securities Intermediary.

Section 2.5 UMB AccountSection 2.6 . The Securities Intermediary shall deposit into the UMB Account the funds contributed by or on behalf of Account Holder or UMB from time to time for deposit therein. The Securities Intermediary shall release immediately available funds from the UMB Account within three (3) Business Days after receipt by it of written direction from UMB.

ARTICLE III

FINANCIAL ASSETS

Section 3.1 Financial Assets Election. The Securities Intermediary and Account Holder hereby agree that any Policies, funds, investments and proceeds thereof held in and credited to an Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9)(iii) of the UCC.

Section 3.2 Entitlement Orders. If at any time the Securities Intermediary shall receive an “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) with respect to the Securities Account issued by Account Holder, the Securities Intermediary shall comply with such entitlement order without further consent of any other Person. The Securities Intermediary shall have no obligation to accept a Policy for credit to or debit from the Securities Account unless it has received the related entitlement order, substantially in the form attached hereto as Exhibit B-I, Exhibit B-II, Exhibit C-I or Exhibit C-II. Without limiting the generality of the foregoing, the Securities Intermediary agrees to the following:

(a) The Securities Intermediary shall accept and credit to the Securities Account, as instructed by Account Holder, any Policy received and held for the benefit of Account Holder within three (3) Business Days of the Securities Intermediary’s receipt of (i) an entitlement order from Account Holder in substantially the form attached hereto as Exhibit B-I or Exhibit B-II with respect to such Policy and (ii) to the extent that Wilmington Trust is not already holding such Policy as a securities intermediary, an Issuer’s Confirmation of Changes with respect to such Policy or a written notice from the Issuer that it has processed the relevant annuity application and issued the Annuity in the name of the Securities Intermediary.

(b) Subject to Section 5.2(f), the Securities Intermediary shall, within two (2) Business Days after receipt of the related entitlement order executed by Account Holder, substantially in the form attached hereto as Exhibit C-I or Exhibit C-II, release Policies and any related property that are the subject of, and debit the Securities Account in accordance with, such entitlement order, to or as directed by Account Holder in such entitlement order; provided, that, to the extent such an entitlement order requires that change of ownership and/or change of beneficiary forms or notice of assignment forms be signed by the Securities Intermediary, such Policies shall not be debited from the Securities Account until the day (or if such day is not a Business Day, on the immediately succeeding Business Day) of the Securities Intermediary’s receipt of a written acknowledgment from the applicable Issuer that title to such Policy is no longer recorded as being held by the Securities Intermediary.

(c) For the avoidance of doubt, Account Holder agrees that the Securities Intermediary shall be entitled, without any action by any other Person being necessary, to debit any Policy from the Securities Account to the extent (i) such lapses or (ii) the death benefit for such Policy has been paid; provided, that to the extent the Securities Intermediary receives written notice from the applicable Issuer that such lapsed Policy has been reinstated by the applicable Issuer, the Securities Intermediary shall credit such Policy to the Securities Account.

Section 3.3 Change Forms. The Securities Intermediary shall, within three (3) Business Days after its receipt from (i) Account Holder of an entitlement order substantially in the form of Exhibit B-I hereto in accordance with Section 3.2(a), and (ii) the Escrow Agent, the Servicer, or any other designee of the Account Holder, of copies or originals of the Change Forms that appear to be executed by the purported current owner and beneficiary of the applicable Policy to which such Change Forms relate, execute such Change Forms where indicated by the presence of a signature block for the Securities Intermediary (it being agreed that the Securities Intermediary shall not be responsible for performing any act in respect of the preparation of such Change Forms other than executing such Change Forms) and deliver them to the Escrow Agent, the Servicer or such other party as instructed by Account Holder. The Account Holder shall cause the Change Forms to be delivered to the Issuer for recordation on the Issuer’s books and records.

The Securities Intermediary shall, within three (3) Business Days after its receipt from (i) Account Holder of an entitlement order substantially in the form of Exhibit B-II hereto in accordance with Section 3.2(a), and (ii) the Escrow Agent, the Servicer, or any other designee of the Account Holder, of copies or originals of the application for an Annuity that appears to have been completed with the proposed annuitant’s information and to be executed by an individual purporting to be such annuitant, execute such application (and any purportedly related forms) where indicated by the presence of a signature block for the Securities Intermediary (it being agreed that the Securities Intermediary shall not be responsible for performing any act in respect of the preparation of such application or any related forms other than executing such application and related forms) and deliver them to the Account Holder, the Servicer or such other party as instructed by the Account Holder or its designee. The Account Holder shall cause Annuity applications to be delivered to the Issuer.

Section 3.4 Right of Set-Off. To the extent that Account Holder fails to satisfy its obligations pursuant to Section 5.2(e) hereof, each of the Securities Intermediary and the Custodian shall have the right to set-off against any Financial Assets in the form of cash credited to or deposited in the Accounts to the extent of such failure, and the Securities Intermediary and the Custodian shall have a first priority security interest (hereby granted by Account Holder) on and in the Accounts and any assets or property therein or proceeds thereof.

Section 3.5 Choice of Law. The laws governing this Agreement shall be as set forth in Section 7.12. The Accounts (as well as the security entitlements related thereto) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would apply the laws of another jurisdiction. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the location of the Securities Intermediary and the Accounts.

Section 3.6 Conflict with Other Agreements. As of the date hereof, there are no other agreements entered into between the Securities Intermediary and Account Holder with respect to the Accounts or any security entitlements or other Financial Assets credited thereto (other than the standard and customary documentation with respect to the establishment and maintenance of the Accounts). In the event of any conflict with respect to “control” over an Account between this Agreement (or any portion hereof) and any other existing or future agreement to which either of the Parties hereto is a party, such Party agrees that the terms of this Agreement shall prevail.

Section 3.7 Adverse Claims. If, to the actual knowledge of a Responsible Officer of the Securities Intermediary, any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of “control”) against any Financial Asset carried in an Account (other than in connection with any collateral assignment filed with an Issuer), the Securities Intermediary shall notify Account Holder thereof within three (3) Business Days of obtaining such actual knowledge.

For so long as any Financial Assets are credited to the Accounts or the UMB Account, the Securities Intermediary shall maintain possession or control of all such Financial Assets and other property credited to the Accounts and the UMB Account in the Tracking System. Except as otherwise set forth in this Agreement, the Securities Intermediary shall segregate such Financial Assets from its proprietary assets and keep them free of any lien, charge or claim of any third party granted or created by the Securities Intermediary.

Section 3.8 Maintenance of Accounts. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3.2, the Securities Intermediary agrees to maintain the Accounts as follows:

(a) Except as provided in Section 3.2, on and after the date hereof, the Securities Intermediary agrees to take instructions with regards to all of the Accounts from Account Holder.

(b) The Account Holder shall have the right to (i) direct the Securities Intermediary with respect to the voting of any Financial Assets with voting rights credited to the Securities Account or the Collection Account, or (ii) direct the Securities Intermediary with respect to the sale, purchase, exchange or transfer of Financial Assets held in an Account; provided, however, that any funds held in either Account or the UMB Account shall not be invested and the Securities Intermediary shall have no obligation or liability to pay any interest or earnings on any such funds. With respect to any amounts payable under this Agreement, Account Holder shall deliver to the Securities Intermediary such tax forms or other documents requested by the Securities Intermediary as shall be prescribed by the Code or other applicable law at such time or times reasonably required by the Securities Intermediary, including such tax forms or other documents, as applicable (x) to demonstrate that payments to or on behalf of Account Holder under this Agreement are exempt from any United States of America withholding tax imposed pursuant to the Code, including under FATCA, or (y) to allow the Securities Intermediary to determine the amount to deduct or withhold (and to allow the Securities Intermediary to so deduct or withhold) pursuant to the Code, including under FATCA, from a payment to be made hereunder, and further agrees to complete and to deliver to the Securities Intermediary from time to time, any successor or additional forms required by the Internal Revenue Service or reasonably requested by the Securities Intermediary in order to secure an exemption from, or reduction in the rate of, United States of America withholding tax imposed pursuant to the Code, including under FATCA. The Account Holder covenants to the Securities Intermediary that it shall provide to the Securities Intermediary any required form, document or certificate necessary to cause any payments to be made by it pursuant to this Agreement to be permitted to be made free from any withholding or deduction pursuant to an agreement described in or otherwise imposed pursuant to FATCA. The Account Holder shall indemnify the Securities Intermediary for the full amount of any tax the Securities Intermediary is required to pay in connection with any payment made to or on behalf of Account Holder hereunder, and any liability (including any penalties and interest thereon) arising therefrom or with respect thereto.

(c) No later than three (3) Business Days after its receipt of any correspondence from an Issuer with respect to any Policy or any Custodial Files (including any Lapse Notice), the Securities Intermediary agrees to inform the Servicer and any other Person that Account Holder may reasonably request in writing regarding such correspondence, and, if such correspondence is in writing, to deliver a copy of such correspondence to the Servicer and any other Person that Account Holder may reasonably request, via e-mail or any other electronic format reasonably acceptable to the Securities Intermediary, the Servicer or such other Person.

ARTICLE IV

MAINTENANCE OF ACCOUNTS AND POLICIES

Section 4.1 Notice of Account Activity. The Securities Intermediary shall make available to Account Holder an electronic record of the cash balances held in, deposited into, and withdrawn out of, the Accounts and the UMB Account via on-line access. The Securities Intermediary hereby agrees to communicate electronically with Account Holder. The Securities Intermediary warrants to Account Holder that such electronic record will reflect accurately the cash and/or other assets held in the Accounts and the UMB Account as of the end of the Business Day prior to the date accessed.

Section 4.2 Authorized Representatives. Attached as Exhibit D-I, Exhibit D-II and Exhibit D-III hereto are lists of the authorized representatives of Account Holder, the Servicer and UMB, as applicable (the “Authorized Representatives”), authorized to give approvals or instructions under this Agreement, and the Securities Intermediary shall be entitled to rely on written communications (including in the form of electronic mail) from an Authorized Representative with respect to the rights and obligations of any such Persons under this Agreement, until the earlier of the termination of this Agreement in accordance with the terms hereof or notification by an Authorized Representative of Account Holder, the Servicer or UMB, as applicable, of a change of Authorized Representatives. The Account Holder and UMB shall deliver, and the Account Holder shall cause to be delivered by the Servicer such applicable Exhibit D-I, Exhibit D-II and Exhibit D-III completed and executed by the respective Authorized Representatives of Account Holder, the Servicer and UMB. For the avoidance of doubt, the Servicer has no authority under this Agreement, or otherwise, to instruct any actions in respect of movement of Financial Assets or cash held in any Account, unless Account Holder otherwise consents to such action in writing.

Section 4.3 Policies Credited to Securities Account.

(a) The Account Holder may deliver, or cause the delivery of, any set of Custodial Files in both an electronic form acceptable to Custodian and in physical form for each Policy. The Custodian shall not have any duty to verify (i) any information with respect to any document contained in any purported set of Custodial Files it receives, (ii) the contents of any such document, or (iii) any other criteria with respect to such Custodial Files or the documents therein. The Securities Intermediary and the Custodian shall have no liability for or obligation with respect to, and have not made any determination, representation or warranty as to (i) the validity, collectability, insurability, sufficiency, marketability, genuineness, value, contents or enforceability of, or the creation, maintenance, enforceability, existence, validity, adequacy, priority or perfection of any collateral or any lien upon, or security interest in, any Custodial Files or any agreement, instrument or other document contained therein; (ii) the monitoring, preparation, filing, correctness or accuracy of any financing statement, continuation statement or recording of any document (including this Agreement) or instrument in any public office at any time; (iii) whether any Custodial Files or any agreements, instruments or other documents contained therein are originals; have been properly completed or signed; are appropriate for the represented purpose; have been recorded or filed (or recorded or filed in the appropriate jurisdiction or office), or are other than what they purport on their face to be; or (iv) the correctness or enforceability of the recitals contained in this Agreement or in any related document.

(b) In respect of each set of Custodial Files, the Custodian shall perform the duties set forth below:

(i) Safekeeping. At any time when any physical set of Custodial Files is in the Custodian’s possession, the Custodian shall hold such Custodial Files in the Custodian’s secure, fire-resistant vault facility for the benefit of Account Holder, as provided in Section 4.3(e) below and maintain accurate records pertaining to each such set of Custodial Files.

(ii) Reports and Records. The Custodian shall segregate and maintain continuous custody of all documents in each set of Custodial Files delivered to it in accordance with this Agreement and its standard of care set forth in this Agreement. The Custodian shall maintain electronic records of each Policy and any other documents that comprise the related set of Custodial Files (to the extent electronic copies thereof are delivered to it) and shall make available to the Account Holder or its agents such electronic records for each set of Custodial Files (to the extent electronic copies of the Custodial Files are delivered to it) that is in the Custodian’s possession.

(c) Notices. Each of the Securities Intermediary and the Custodian agrees to inform Account Holder, the Servicer and any other Person that Account Holder may reasonably request, in writing promptly (but in no event later than three (3) Business Days) after a Responsible Officer of the Securities Intermediary or Custodian, as the case may be, obtains actual knowledge of any party’s adverse claim in respect of the Securities Intermediary’s ownership of a Policy or the Custodian’s inability to physically locate a set of Custodial Files (to the extent physical copies thereof are delivered to the Custodian).

(d) Unless otherwise provided herein, the Custodian shall hold each set of Custodial Files for the exclusive use and benefit of Account Holder and shall make disposition thereof only in accordance with this Agreement and the written instructions furnished by Account Holder, to the Custodian from time to time. Except as expressly otherwise set forth herein, the Custodian acknowledges that it has no right of banker’s lien or set-off or any right of retention or sale over any assets of Account Holder held in its custody under this Agreement.

(e) At any time when a physical set of Custodial Files is in the Custodian’s possession, the Custodian shall maintain each such set of Custodial Files at (i) 300 Park Street, Suite 390, Birmingham, MI 48009, Attention: Capital Markets Insurance Services, (ii) 693 Seneca Street, 4th Floor, Buffalo, NY 14210-1324, (iii) 1100 N Market St, Wilmington, DE 19801, or (iv) such, other location or with such other sub-custodian designated by the Custodian, provided that Account Holder and Servicer receive written notice and approve of the new location prior to the transfer (such approval not to be unreasonably withheld, conditioned or delayed).

(f) Within three (3) Business Days of its receipt of written instructions from Account Holder, in the form attached hereto as Exhibit E (each, a “Custody Package Release Instruction”), the Custodian shall, at the expense of Account Holder, release any set of Custodial Files in accordance with such written instructions of Account Holder; provided, that if Account Holder delivers such written instructions with respect to Custodial Files for more than twenty-five (25) Policies, then such three (3) Business Day period shall be a time period that is mutually acceptable to Account Holder and the Custodian (which acceptance may be conclusively confirmed by e-mail). The Custodian will update the Tracking System to reflect each release of a set of Custodial Files within three (3) Business Days following each such release. With respect to any release of Custodial Files or any portion thereof in accordance with this Agreement, including as contemplated by this Section 4.3(f), the Custodian shall use United Parcel Service, Federal Express or other nationally recognized overnight courier service for the purpose of transmission of such Custodial Files or portions thereof in the performance of the Custodian’s duties hereunder. Account Holder shall provide the Custodian with its preferred courier and related account number to be used for the purpose of any such release. Account Holder shall maintain such insurance against loss or damage to Custodial Files or any portion thereof as Account Holder deems appropriate. It is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any Person arising out of actions of the Custodian in accordance with instructions of any Authorized Representative relating to the transmission of Custodial Files or any portion thereof, except for any losses or damages caused directly by the willful misconduct or gross negligence of the Custodian (in each case as determined by a final, non-appealable order from a court of competent jurisdiction). The Custodian is hereby authorized to use a nationally recognized courier service in accordance with the foregoing provisions and shall have no liability for any negligence or malfeasance by any such courier service.

(g) The Account Holder did not engage the Custodian to perform any of the services in this Agreement for the purpose of making findings with respect to the accuracy of the information or data regarding the Custodial Files provided to the Custodian hereunder as contemplated by Rule 17g-10 under the Securities Exchange Act of 1934, as amended. Given the purpose and scope of the Custodian’s services under this Agreement, the Parties hereto agree that the Custodian’s services are not commonly understood in the market to be “due diligence services” for purposes of Rule 17g-10. The Parties hereto do not consider the Custodian’s services to be “due diligence services” for purposes of Rule 17g-10. Account Holder hereby acknowledges that the Custodian is relying on this certification for purposes of determining that its services do not constitute “due diligence services” under Rule 17g-10.

(h) The Custodian shall be under no responsibility or duty with respect to the disposition of any Custodial Files while such Custodial Files are not in its possession in accordance with the terms of this Agreement. The Custodian shall be entitled to retain copies of any Custodial Files for so long as required by its internal document retention policy. The Custodian shall not be responsible to verify the authenticity of any signature (whether original or facsimile) on any of the documents received or examined by it or the authority or capacity of any Person to execute or issue any such document.

Section 4.4 Duties with Respect to Financial Assets.

(a) In connection with holding Policies in the Securities Account and being the registered owner of such Policies, the duties of the Securities Intermediary hereunder shall include, among the other things otherwise expressly set forth herein, the following:

(i) maintaining records of all payments made by the Securities Intermediary, and distributions received by the Securities Intermediary, in connection with the Policies;

(ii) responding to inquiries of Account Holder and Servicer as soon as practicable (and in any event within three (3) Business Days) regarding the Policies by providing any information within the actual knowledge of a Responsible Officer that is responsive to such inquiries;

(iii) upon receipt of a written claim form prepared by the Servicer or Account Holder in respect of death benefits owed following the death of an Insured, executing (if required) and returning to Servicer or Account Holder within three (3) Business Days after receipt thereof, such executed written claim form along with the original of the applicable Policy (to the extent the original was delivered to the Custodian), and cooperating and taking such other actions as instructed by the Servicer or Account Holder to collect the death benefits payable under any Policy; provided, that, if the original of the applicable Policy is required to be returned to the Issuer along with the related claim form, the Servicer shall request in writing, and the Custodian, within three (3) Business Days of its receipt of such request shall deliver in accordance with such request, such original Policy (to the extent the original was delivered to the Custodian);

(iv) if the Securities Intermediary receives a payment of death benefits from an Issuer, or any payments in respect of any Annuity, depositing such amount in the Collection Account, within three (3) Business Days after receipt;

(v) delivering to the Account Holder, Servicer and any other Person that Account Holder may reasonably request, written correspondence received from any Issuer in accordance with Section 3.8(c);

(vi) from amounts on deposit in the Collection Account, paying all premiums with respect to the Policies credited to the Securities Account, and paying all transaction fees or other amounts, in each case, pursuant to the written instructions delivered by Account Holder;

(vii) subject to Section 4.4(b) hereof, upon written request by the Servicer or Account Holder, submitting a written request to each Issuer for an in-force life insurance policy illustration for such Policy in substantially the form specified in such written request, and forwarding a copy thereof to the Servicer and Account Holder in accordance with Section 3.8(c);

(viii) subject to Section 4.4(b) hereof, using commercially reasonable efforts to cooperate with any efforts of the Servicer to obtain in force, life insurance policy illustrations with respect to Policies;

(ix) subject to Section 4.4(b) hereof, using commercially reasonable efforts to cooperate with any efforts to request from Issuers for updated account values, cash surrender values and verifications of coverage for any Policy as and when directed in writing by Account Holder or the Servicer in substantially the form specified in such written request, and upon receipt of such information, forwarding copies to the Servicer and Account Holder in accordance with Section 3.8(c); and

(x) subject to Section 4.4(b) hereof, using commercially reasonable efforts, (with any out-of-pocket costs related thereto at the expense of Account Holder), with respect to a Policy, to take such commercially reasonable action as may be reasonably requested in writing by Account Holder or the Servicer, including, but not limited to, sending notices and communicating with Issuers to resolve contestability issues, being reasonably available in order to make or participate in Issuer calls with Servicer, assisting with filing “notice of servicer” forms with the applicable Issuer designating Servicer with respect to each Policy, and assisting with obtaining premium and annual statement information.

(b) Account Holder hereby agrees to cause the Servicer to service the Policies on behalf of Account Holder and it shall cause the Servicer to deliver to the Securities Intermediary third-party authorization forms as required by the Issuers, fully completed, permitting individuals on behalf of such Servicer to communicate directly with the Issuers of all Policies as such Policies are credited to the Securities Account in regards to all matters, permissible by such Issuer, relating to such Policies. The Securities Intermediary shall, in accordance with the written instructions of the Servicer, execute where indicated on the third-party authorization forms (it being agreed that the Securities Intermediary shall not be responsible for performing any act in respect of the preparation of such third-party authorization forms other than executing such third-party authorization forms) and return to the Servicer such third-party authorizations. Prior to the date such third-party authorization has been accepted for a specific Policy with the Issuer and the Servicer has received written confirmation acknowledging the third-party authorization, the Securities Intermediary shall use commercially reasonable efforts to be available for, and to assist with, the obtaining of Policy information from any Issuer upon the written request of the Account Holder, the Indenture Trustee or the Servicer, which may be sent via email or facsimile. After the date such confirmation has been received by the Servicer, the Securities Intermediary shall use commercially reasonable efforts to be available for, and to assist with, the obtaining of Policy information from any Issuer if the Servicer first notifies the Securities Intermediary that it has made commercially reasonable efforts to obtain any required or requested information from such Issuer using a document executed by the Securities Intermediary that provides the Servicer with third-party authorization to request information, and such efforts have been denied by the Issuer.

(c) The Securities Intermediary may retain subcontractors, agents attorneys, custodians, sub-custodians or nominees by agreement, power of attorney or otherwise to assist the Securities Intermediary in performing its duties under this Agreement; provided, however, that any delegation of duties to any subcontractor, agent, attorney, custodian, sub-custodian or nominee shall not relieve the Securities Intermediary of any of its obligations hereunder; provided, further, that the Securities Intermediary shall ensure that any such subcontractor, agent, attorney, custodian, sub-custodian or nominee shall be under a duty of confidentiality with respect to the subject matter of this Agreement, and the Securities Intermediary shall not be liable for the conduct or misconduct, of any subcontractors, agents, attorneys, custodians, sub-custodians or nominees selected by the Securities Intermediary with due care.

Section 4.5 Records.

(a) The Securities Intermediary shall maintain accurate accounts, books, records and computer systems with respect to (i) the Accounts, (ii) all funds and other receipts with respect to the Financial Assets, (iii) the Policies credited to the Securities Account, and (iv) all matters related directly to the administration of the Policies, in each case consistent with this Agreement and the Securities Intermediary’s standard of care set forth in this Agreement.

(b) The Securities Intermediary shall make available to Account Holder, and its respective duly Authorized Representatives, attorneys and auditors, the files and accounts, books, records and computer systems maintained by the Securities Intermediary or any subcontractor or agent thereof in respect of the Financial Assets at the locations where such Custodial Files, accounts, books, records and computer systems are maintained pursuant to this Agreement, during normal business hours and subject to reasonable prior written notice; provided, that (i) Account Holder shall ensure that such Persons shall not interfere with the normal business operations of the Securities Intermediary, (ii) Account Holder shall comply with the rules of the Securities Intermediary respecting safety and security, (iii) Account Holder shall not conduct on-site visits more than once per calendar year unless the Securities Intermediary commits a material breach of its duties or obligations hereunder, in which case the Account Holder shall be permitted to conduct additional on-site visits as the Account Holder deems reasonably necessary to comply with Laws (in each case subject to the other requirements in this Section 4.5(b)), and (iv) the Securities Intermediary shall not be required to disclose, permit the inspection or examination of any document, information or other matter (x) that constitutes trade secrets or proprietary information, (y) in respect of which disclosure is prohibited by Law or any binding confidentiality agreement, or (z) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 4.6 Lapse Notices; Premium Payments.

(a) Lapse Notices. If the Securities Intermediary receives a written notice from an Issuer or the Servicer that a Policy credited to the Securities Account will enter a grace period or lapse, unless the premium amount referred to therein is promptly paid (a “Lapse Notice”) the Securities Intermediary shall take the following actions:

(i) Within three (3) Business Days following its receipt of such notice, the Securities Intermediary shall deliver via e-mail or any other electronic format reasonably acceptable to the Servicer and any other Person Account Holder may reasonably request, a copy of such Lapse Notice; and

(ii) After forwarding such notice to such Authorized Representatives, the Securities Intermediary shall comply with any commercially reasonable written instructions thereupon received from Account Holder or Servicer.

The Securities Intermediary shall comply within three (3) Business Days with any written direction from Account Holder or the Servicer to pay, to the extent of available funds in the Collection Account, the amount specified in a Lapse Notice to the applicable Issuer. The Account Holder shall ensure that sufficient funds are immediately available in the Collection Account to pay the amount specified in such Lapse Notice.

(b) Premium Payments.

(i) From time to time, Account Holder may deliver or may cause to be delivered by the Servicer written instruction (which may be by e-mail) to the Securities Intermediary (each such instruction, a “Premium Instruction”) to make premium payments from the Collection Account as set forth in, and in accordance with, such Premium Instruction. The Securities Intermediary shall make premium payments within three (3) Business Days of the later of the (A) receipt of such Premium Instruction and (B) availability of sufficient funds in the Collection Account to pay the premium payments specified in such Premium Instructions; provided, that if there are insufficient funds in the Collection Account to pay all premium payments set forth in the Premium Instruction, the Securities Intermediary shall comply within three (3) Business Days of receiving written directions, if any, from the Servicer or Account Holder as to the payment of premiums for which there are sufficient funds.

(ii) The Securities Intermediary shall make premium payments by wire transfer from the Collection Account sent to the relevant payment account set forth in each such Premium Instruction; provided, that if specifically directed by Servicer or Account Holder to do so, the Securities Intermediary shall make premium payments with checks drawn on the Collection Account and sent to the relevant payment address set forth in the applicable Premium Instruction.

(iii) The Securities Intermediary shall be entitled to rely exclusively upon each Premium Instruction with respect to premium payments payable and shall have no duty to independently determine or verify any information therein, including with respect to the amounts or recipients set forth therein.

Section 4.7 Sale of Policies.

(a) The Securities Intermediary shall take such commercially reasonable actions as it may be directed in writing by Account Holder, in order to facilitate the sale of any Policies credited to the Securities Account.

(b) The Securities Intermediary agrees not to transfer any Policies credited to the Securities Account or execute or deliver any change forms, collateral assignments or similar documents without the prior written direction of Account Holder.

(c) In the event the signature of the Securities Intermediary is required in connection with any such sale, Account Holder shall ensure that the language (or substantially similar language reasonably acceptable to the Securities Intermediary) set forth on Exhibit F is included in any document, other than any change of beneficiary or owner form required by the Issuer, where such signature(s) may be required. The failure for such language to be so included shall excuse the Securities Intermediary from being required to join in the execution of such documents, other than any change of beneficiary or owner form required by the Issuer, without regard to any consequences that may result therefrom.

Section 4.8 Removal of Policies.

The Securities Intermediary shall take such commercially reasonable actions as it may be directed in writing by Account Holder pursuant to Article III of this Agreement, in order to facilitate the transfer of any Policies from the Securities Account for registration in the name of Account Holder or its designee; provided, that, if Account Holder shall direct the transfer of all Policies, such transfer shall be subject to the satisfaction in full of Account Holder’s obligations hereunder with respect to fees, expenses and Claims of the Securities Intermediary.

ARTICLE V

CONCERNING THE SECURITIES INTERMEDIARY

Section 5.1 Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants to Account Holder:

(a) The Accounts have been established as described in Article II and the Accounts will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of any Account without the prior written consent of Account Holder.

(b) The Securities Intermediary is duly organized, and validly existing under the laws of the jurisdiction of the United States of America has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance by it of this Agreement has been duly authorized by all necessary company action. This Agreement has been duly executed and delivered by the Securities Intermediary and is a legal, valid and binding obligation of the Securities Intermediary enforceable against it in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(c) None of the execution and delivery of this Agreement by the Securities Intermediary, the consummation of the transactions contemplated hereby by the Securities Intermediary or the compliance with the provisions hereof by the Securities Intermediary will (i) conflict with, violate or result in a breach of, or constitute a default (or an event that would constitute a default with notice or passage of time or both) under any provision of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to or binding upon the Securities Intermediary or under its organizational documents or bylaws, or, to the actual knowledge of a Responsible Officer, any provision of any material indenture, contract, agreement or other instrument to which it is a party or by which it is bound.

(d) Any registration, declaration or filing with, or consent, approval, license, permit, or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required of the Securities Intermediary in connection with the valid execution, delivery, acceptance and performance by the Securities Intermediary under this Agreement or the consummation by the Securities Intermediary of any transaction contemplated hereby has been completed, made or obtained.

(e) The Securities Intermediary is a “securities intermediary” as defined under and pursuant to Section 8-102(a)(14)(ii) of the UCC.

Section 5.2 Special Provisions Relating to the Securities Intermediary and Custodian. The following provisions shall govern the Securities Intermediary’s rights, powers, obligations and duties under this Agreement, notwithstanding anything herein to the contrary:

(a) The Securities Intermediary undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement. No implied duties, covenants or obligations shall be read into this Agreement.

(b) The Securities Intermediary shall not be personally liable or accountable to any Person (including Account Holder or the Servicer), under any circumstances except for its own grossly negligent action, grossly negligent failure to act or willful misconduct (in each case as determined by a final, non-appealable order from a court of competent jurisdiction), nor shall the Securities Intermediary have any personal liability for any action taken, or error of judgment made, in good faith by any employee or agent of the Securities Intermediary unless such employee or agent was grossly negligent or acted with willful misconduct (in each case as determined by a final, non-appealable order from a court of competent jurisdiction). In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i) the Securities Intermediary shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the written instructions provided by Account Holder or the Servicer or any other Person in accordance with and subject to this Agreement;

(ii) no provision of this Agreement or any other document or instrument shall require the Securities Intermediary to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder;

(iii) the Securities Intermediary shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement (other than its own representations and warranties) or for the due execution hereof by Account Holder, or for the form, character, genuineness, sufficiency, value or validity of any of the property in any Account or for or in respect of the validity or sufficiency of any Custodial File or Financial Asset, and the Securities Intermediary shall in no event assume or incur any liability, duty or obligation to any Person, other than as expressly provided for herein;

(iv) the Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including any force majeure event, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; quarantine, shelter-in-place or similar directives, guidance, policy or other action by any governmental authority; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility;

(v) the Securities Intermediary shall not be required to take any action hereunder or pursuant to any written instruction delivered in accordance with the provisions hereof if the Securities Intermediary shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Securities Intermediary or is contrary to the terms hereof or is otherwise contrary to law;

(vi) whenever the Securities Intermediary is in good faith unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any written instruction delivered pursuant to the terms hereof, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Securities Intermediary may request instruction from Account Holder as to the course of action to be adopted and, to the extent an instruction from Account Holder is provided to the Securities Intermediary and the Securities Intermediary acts in good faith in accordance with such instruction received, the Securities Intermediary shall not be liable on account of such action to any Person. If the Securities Intermediary shall not have received appropriate instructions within ten (10) days of requesting such instruction (or within such shorter period of time as reasonably may be specified in such notice to be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and the Securities Intermediary shall have no liability to any Person for any such action or inaction;

(vii) the Securities Intermediary has no obligation to ensure the sufficiency of this Agreement or the arrangements described hereunder to satisfy any objectives of Account Holder. The Securities Intermediary shall have no duty to (i) supervise or confirm any criteria of Financial Assets held hereunder, (ii) supervise, monitor, track or, subject to compliance with Section 4.6(a), provide notice to Account Holder or any other Person of any impending premium due in respect of any Financial Assets, or (iii) provide any other information to Account Holder or any other Person not expressly required to be provided herein;

(viii) the Securities Intermediary may, at Account Holder’s expense, consult with, and obtain advice from, legal counsel as to the construction and administration of any of the provisions of this Agreement or the Securities Intermediary’s rights and obligations under this Agreement, and shall incur no liability and shall be fully protected by Account Holder from any liability in acting in good faith in accordance with the written or oral advice and opinion of such counsel as it may select in its reasonable judgment. The Securities Intermediary has the right to request, rely on and act in accordance with certificates or opinions of legal counsel, and shall incur no liability in acting in accordance with such certificates or opinions (the costs of such certificates or opinions to be paid by Account Holder);

(ix) in no event shall any Party hereto be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Party has been advised of the likelihood of such loss or damage and regardless of the form of action; provided, that Account Holder shall indemnify each Indemnified Person for any such losses or damages claimed by a third-party against such Indemnified Person except to the extent caused directly by the gross negligence or willful misconduct of the Indemnified Person, in each case as finally determined by a court of competent jurisdiction;

(x) the Securities Intermediary shall not be liable for, and shall have no duty to supervise or monitor, the default, misconduct or any other action or omission of Account Holder, the Servicer, any Issuer or any other Person, and the Securities Intermediary may assume such Person’s performance of their respective obligations;

(xi) the Securities Intermediary shall be entitled to rely, in good faith, exclusively, without investigation or other action on its part, on directions, requests, waivers, consents, notices, entitlement orders, advice, opinions, certificates, reports, notices, calculations and other documents received from any Person, including Account Holder or the Servicer, as contemplated by this Agreement, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, and such reliance shall not constitute negligence (or gross negligence) or misconduct in connection with the Securities Intermediary’s handling of funds or otherwise, and the Securities Intermediary shall not be personally liable or accountable to any Person, under such circumstances, by reason of such good faith reliance. The Securities Intermediary shall not be responsible for the content or accuracy of any such documents provided to the Securities Intermediary, and shall not be required to recalculate, certify, or verify any information contained therein;

(xii) the Securities Intermediary shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of Account Holder unless Account Holder has or has offered to the Securities Intermediary security or indemnity reasonably satisfactory to it (in its sole and absolute discretion) against the costs, expenses and liabilities that may be incurred by the Securities Intermediary therein or thereby;

(xiii) the Securities Intermediary shall not have any duty or obligation to manage, control, prepare, file or maintain any report, license or registration, use, sell, dispose of or otherwise deal with the assets in an Account, or otherwise to take or refrain from taking any action under or in connection with this Agreement, any Policy or any other document or instrument, except as expressly required hereby;

(xiv) the Securities Intermediary shall be under no obligation to appear in, prosecute or defend any action, or to take any other action other than the giving of notices, which in its opinion may require it to incur any out-of-pocket expense or any liability unless it shall be furnished with such security and indemnity against such expense or liability as it may reasonably require;

(xv) the Securities Intermediary shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement other than for the Securities Intermediary’s compensation or for reimbursement of expenses hereunder;

(xvi) without limiting the generality of any other provision of this Agreement, it is expressly understood and agreed by the Parties hereto that (x) in no event shall Wilmington Trust, in its individual capacity have any liability for any confirmations, covenants, representations or warranties in any document submitted to an Issuer in connection with any Policy, including in any Annuity application, and (y) Wilmington Trust, in its individual and representative capacities shall have no duty or obligation, and the Parties hereto have no expectation that it shall, and it shall not undertake, to inquire into or independently verify the accuracy or completeness in any manner of any information provided in any document submitted to an Issuer (including any Annuity application) in connection with any Policy, including any information in any confirmation, representation or warranty regarding the insured or annuitant and such individual medical, financial or other personal information or characteristics;

(xvii) without limiting the availability of interpleading in other situations, in the event the Securities Intermediary receives proceeds of any Policy in connection with a purported rescission of such Policy, the Securities Intermediary shall give written notice to Account Holder (in such form as shall be appropriate under the circumstances) requesting an instruction as to the course of action to be adopted, and, to the extent the Securities Intermediary acts in good faith in accordance with any instruction received, the Securities Intermediary shall not be liable on account of such action to any Person. If the Securities Intermediary shall not have received instructions within ten (10) calendar days of sending such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), the Securities Intermediary may, without any further consent of any Person being necessary, interplead, at the expense of Account Holder, all of the proceeds so received by the Securities Intermediary into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded funds;

(xviii) if the Securities Intermediary is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects an Account or any Financial Asset contained therein (including but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays related thereto), the Securities Intermediary is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Securities Intermediary complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Securities Intermediary shall not be liable to Account Holder or any other Person even though such order, judgment, decree or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect; and

(xix) if a Lapse Notice is received with respect to a Policy, and Account Holder determines in its sole discretion to allow such Policy intentionally to lapse, it shall provide written notice to the Securities Intermediary of such determination, and the Securities Intermediary shall have no further obligations with respect to such Policy (unless such written notice is subsequently revoked by Account Holder in writing) and shall incur no liability, in its individual capacity or as the Securities Intermediary, for such determination by Account Holder.

(c) The Securities Intermediary shall not be liable for Account Holder’s or any other Person’s failure to remit adequate funds to the Securities Intermediary, or for the Securities Intermediary’s inability to make any payments or wire transfers provided for in this Agreement due to a lack of immediately available funds in the applicable Account.

(d) The Account Holder shall pay the Securities Intermediary as compensation for its services hereunder such fees as have been separately agreed to on or before the date hereof pursuant to that certain fee schedule, dated as of November 2, 2023 and executed by or on behalf of Account Holder, the terms of which are hereby incorporated herein by reference.

(e) To the fullest extent permitted by law, and without prejudice to any separate agreement relating to indemnification of the Securities Intermediary, Account Holder shall indemnify, protect, defend, save and hold the Securities Intermediary, in its capacity as such and in its individual capacity, its officers, directors, shareholders and employees (each an “Indemnified Person”) harmless against any and all loss, liability, obligation, damage, claim, penalty, tax (excluding any taxes on the Securities Intermediary on, or measured by, any compensation received by the Securities Intermediary) or expense of any kind or nature whatsoever (including, but not limited to, attorneys’ fees, costs and expenses) arising out of or in connection with this Agreement (including, but not limited to, the costs and expenses (i) of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, and (ii) incurred in connection with any enforcement (including any action, claim or suit brought) by the Securities Intermediary of any indemnification or other obligation of Account Holder) (each of the foregoing, a “Claim”); provided, however, Account Holder shall not be required to indemnify, protect, save and hold any Indemnified Person harmless from the portion of any Claim caused directly by the gross negligence or willful misconduct of the Indemnified Person, in each case as finally determined by a court of competent jurisdiction. Notwithstanding the foregoing, unless and until a final, non-appealable order of a court of competent jurisdiction determines that an Indemnified Person acted with gross negligence or willful misconduct, Account Holder shall advance or reimburse, as applicable, any and all amounts due to such Indemnified Person pursuant to the foregoing indemnity. The indemnity contained in this Section 5.2(e) shall survive the termination or assignment of this Agreement and the resignation and removal of the Securities Intermediary.

(f) Notwithstanding any provision set forth herein to the contrary, Account Holder hereby agrees that, prior to the earlier to occur of (i) the withdrawal, or transfer to any other account, of all of the Policies credited to the Securities Account or any number of Policies credited to the Securities Account such that fewer than five (5) Policies remain credited to the Securities Account immediately following such withdrawal or other transfer, as the case may be, unless the aggregate death benefit under any Policies that remain credited to the Securities Account is at least ten million dollars ($10,000,000) immediately following such withdrawal or other transfer, as the case may be, and (ii) the termination of this Agreement pursuant to Section 7.21, Account Holder shall cause one or more Persons reasonably acceptable to the Securities Intermediary to enter into an indemnification agreement in substantially the form of Exhibit G attached hereto (an “Estate Action Indemnification Agreement”).

(g) The Securities Intermediary may resign as the Securities Intermediary hereunder for any reason upon sixty (60) days’ prior written notice to Account Holder, such resignation to become effective only upon the appointment of a successor securities intermediary by Account Holder. If no successor securities intermediary is timely appointed, and shall have timely accepted such appointment, as provided herein, then the Securities Intermediary may, at the sole expense of Account Holder (including with respect to attorney’s fees and expenses), petition any court of competent jurisdiction for the appointment of a successor securities intermediary.

(h) Account Holder is authorized to remove the Securities Intermediary hereunder by not less than sixty (60) days’ prior written notice given by Account Holder to the Securities Intermediary and appoint a successor. No such removal shall be effective until a successor securities intermediary has been appointed and has accepted such appointment.

(i) Upon the appointment of a successor securities intermediary and its acceptance of such appointment, the resigning or removed Securities Intermediary shall transfer all Financial Assets held by it to such succeeding securities intermediary, at Account Holder’s expense. Following such appointment and acceptance, all references herein to the Securities Intermediary shall be deemed a reference to such successor; provided, however, that the resigning or removed Securities Intermediary shall be paid any fees and expenses accrued through the date of resignation or removal, and the provisions of Section 5.2 shall continue to inure to the benefit of the resigning or removed Securities Intermediary with respect to any actions taken or omitted to be taken by it under this Agreement while it was the Securities Intermediary hereunder.

(j) The Parties hereto acknowledge and agree that the Securities Intermediary (i) shall not be bound by any other document, instrument or agreement, even if referred to in this Agreement, unless the Securities Intermediary has executed such document, instrument or agreement in its capacity as the Securities Intermediary and agreed therein to be bound thereby, and (ii) shall not be subject to, nor required to comply with, any direction or instruction from any Person other than those directions or instructions contained herein or delivered in accordance with this Agreement.

(k) Any corporation or other entity (i) into which the Securities Intermediary shall be merged, or with which it shall be consolidated, (ii) resulting from any merger or consolidation to which the Securities Intermediary shall be a party or (iii) succeeding to all or substantially all of the assets or corporate trust business of the Securities Intermediary shall be the Securities Intermediary under this Agreement without the execution or filing of any paper or any further act on the part of the Parties hereto.

(l) The Account Holder expressly acknowledges and consents to Wilmington Trust’s acting in capacities similar to the Securities Intermediary or Custodian under other account control agreements or other similar agreements for other customers of Wilmington Trust; it being understood, that Wilmington Trust may, in such capacities, discharge its separate functions fully, without hindrance or regard to applicable law (whether statutory, regulatory, or judicial) or principles of equity pertaining to conflict of interest principles, duty of loyalty principles or other fiduciary duties. Wilmington Trust may engage in any business, lending or other transactions or activities in the ordinary course of its business with any other Person and shall be entitled to exercise all of its rights, powers and remedies in connection therewith to the same extent as if Wilmington Trust were not acting as the Securities Intermediary or Custodian hereunder and without any duty to account to Account Holder or other Person therefor.

(m) The Securities Intermediary shall not be charged with any knowledge held by or imputed to any of Account Holder any other Person other than itself, in its capacity as the Securities Intermediary. The Securities Intermediary shall not be deemed to have knowledge of, or be required to act, based on any event unless a Responsible Officer receives written notice or has actual knowledge of such event. The delivery or availability of reports or other documents (including news or other publicly available reports or documents, or any reports or documents delivered to the Securities Intermediary pursuant to this Agreement or related agreements or documents) to the Securities Intermediary shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except for such information that this Agreement specifically requires the Securities Intermediary to examine in such report or document and to take an action with respect thereto.

(n) The right of the Securities Intermediary to perform any discretionary or permissive act enumerated in this Agreement or any other agreement, document or instrument shall not be construed as a duty, and the Securities Intermediary shall not be personally liable or accountable for the performance of any such act except to the extent that such act constituted gross negligence or willful misconduct (in each case as determined by a final, non-appealable order from a court of competent jurisdiction). In the event that any provision of this Agreement implies or requires that action or forbearance from action be taken by a Party but is silent as to which Party has the duty to act or refrain from acting, the Parties hereto agree that the Securities Intermediary shall not be the Party required to take the action or refrain from acting.

(o) Each of the Parties hereto hereby agrees that the Securities Intermediary (x) has not provided nor will it provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the consummation, funding and ongoing administration of any Account or this Agreement, including, but not limited to, income, gift and estate tax issues, and the initial and ongoing selection and monitoring of financing arrangements, (y) has not made any investigation as to the accuracy of any representations, warranties or other obligations of any Person under this Agreement or any other document or instrument (other than the Securities Intermediary’s representations and warranties, if any, expressly set forth in this Agreement) and shall not have any liability in connection therewith and (z) has not prepared or verified, nor shall it be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document delivered in connection with this Agreement.

(p) The Securities Intermediary shall not (x) have any duty or obligation to make any inquiry or determination regarding or take any action not expressly contemplated by this Agreement or as requested in writing by Account Holder with respect to the Retained Death Benefit (or the applicable beneficiary of such Retained Death Benefit) of any Retained Death Benefit Policy, and shall incur no liability in connection with or arising out of any Retained Death Benefit of any Retained Death Benefit Policy or the applicable beneficiary of such Retained Death Benefit Policy, or (y) be deemed to have knowledge that, or have any responsibility to track or monitor whether, any Policy is a Retained Death Benefit Policy.

(q) Notwithstanding anything to the contrary contained herein, the Account Holder agrees that if the Securities Intermediary in good faith determines that it is uncertain about how to distribute any funds which it has received or determines that any funds are the subject of a dispute, the Securities Intermediary may choose to defer distribution of the funds which are the subject of such uncertainty or dispute; provided, however, that the Securities Intermediary shall be permitted, at the expense of the Account Holder, to interplead such funds into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such funds.

(r) The Parties hereto acknowledge and agree that (i) the Custodian and the Escrow Agent (if Wilmington Trust) shall be entitled to all the rights, protections, indemnities and immunities provided to the Securities Intermediary under this Agreement, all of which rights, protections, indemnities and immunities shall apply equally and without diminishment to the Custodian or the Escrow Agent, mutatis mutandis, and (ii) the Securities Intermediary and the Escrow Agent (if Wilmington Trust) shall be entitled to all the rights, protections, indemnities and immunities provided to the Custodian under this Agreement, all of which rights, protections, indemnities and immunities shall apply equally and without diminishment to the Securities Intermediary or the Escrow Agent, mutatis mutandis.

The provisions of this Section 5.2 shall survive the termination or assignment of this Agreement and the resignation and removal of the Securities Intermediary.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of Account Holder. The Account Holder hereby represents and warrants to Wilmington Trust, that:

(a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance by it of this Agreement has been duly authorized by all necessary company action. Assuming due execution by the other Party hereto, this Agreement constitutes its legal, valid, binding and enforceable obligation of such Party, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and the availability of equitable remedies.

(b) Neither the execution, delivery and performance of this Agreement by Account Holder nor the consummation of the transactions contemplated hereby (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Party, or (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of such Party’s constituent documents.

(c) Any registration, declaration or filing with, or consent, approval, license, permit, or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required of such Party in connection with the valid execution, delivery, acceptance and performance by such Party under this Agreement or the consummation by such Party of any transaction contemplated hereby has been completed, made or obtained.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Confidentiality.

(a) Account Holder, Securities Intermediary and Custodian agree to hold, and use their respective best efforts to cause their respective Affiliates and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (i) compelled to disclose by judicial or administrative process (including by subpoena) or by the regulation(s) to which such Party is subject or by other requirements of law or (ii) disclosed in any action, mediation, arbitration or other proceeding relating to this Agreement or any Policy, all Confidential Information concerning the other Parties or any of their respective Affiliates furnished to it by the other Parties or their representatives in connection with this Agreement or the transactions contemplated hereby and the terms of this Agreement and the transactions contemplated hereby. However, any Party may disclose Confidential Information to those of its shareholders, directors, officers, employees, internal and external auditors and counsel, and agents who have a need to know such information in connection with this Agreement and the performance of such Party’s obligations hereunder, it being understood that such employees shall have been informed of this Agreement and directed to handle the Confidential Information in accordance with the terms of this Agreement. Moreover, any Party may disclose Confidential Information to certain unaffiliated third-parties that provide support services who have a need to know such information in connection with the performance of such unaffiliated third-party’s obligations in relation to this Agreement, it being understood that such unaffiliated third-parties shall have executed confidentiality agreements in the same terms and conditions as the confidentiality provisions of this Agreement. Notwithstanding any provision to the contrary, the Securities Intermediary may disclose Confidential Information to any Servicer, to any purported agent, contractor or designee of the Account Holder and to any Person to which the Securities Intermediary is directed to provide or disclose such Confidential Information.

(b) Account Holder, the Securities Intermediary and the Custodian acknowledge that insurance regulations and other Laws are structured to provide confidentiality to Insureds and individuals related thereto with respect to Consumer Information in connection with ownership or sale of their Policies, and that Account Holder and Securities Intermediary, and all of their agents and representatives, are obligated to keep Consumer Information confidential in accordance with applicable laws and regulations. Account Holder, the Securities Intermediary and the Custodian agree to comply with all applicable Laws with respect to maintaining the confidentiality of Consumer Information.

Section 7.2 Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) and any other agreements contemplated hereby contain the entire agreement of the Parties hereto and thereto with respect to the subject matter contained herein and therein and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the Parties, oral or written, with respect to such subject matter.

Section 7.3 Notices. All notices, requests, consents and other communications under this Agreement to either Party shall be deemed to be sufficient if contained in a written instrument if personally delivered at, delivered by electronic mail to, mailed by certified mail, return receipt requested, mailed by a nationally recognized overnight courier or sent via facsimile, as the case may be, to such Party at the address or fax number, as the case may be, set forth below (unless otherwise expressly set forth herein), or such other address or fax number, as the case may be, as may hereafter be designated in writing by the addressee to the other Party:

To the Securities Intermediary:

Wilmington Trust, N.A.

300 Park Street

Suite 390

Birmingham, MI 48009

Telephone: (248) 723-5421

Fax: (248) 723-5424

Attention: Capital Markets Insurance Services

E-mail: SpecializedInsurance@wilmingtontrust.com and jdwallen@wilmingtontrust.com

With a copy by e-mail only to (which shall not constitute notice to the Securities Intermediary):

K&L Gates LLP

Attention: Scott Waxman, Esq.

E-mail: scott.waxman@klgates.com

To the Custodian:

Wilmington Trust, N.A.

300 Park Street

Suite 390

Birmingham, MI 48009

Telephone: (248) 723-5421

Fax: (248) 723-5424

Attention: Capital Markets Insurance Services

E-mail: SpecializedInsurance@wilmingtontrust.com and jdwallen@wilmingtontrust.com

With a copy by e-mail only to (which shall not constitute notice to the Custodian):

K&L Gates LLP

Courthouse Square

600 N. King Street

Suite 901

Wilmington, DE 19801

Attention: Scott Waxman, Esq.

E-mail: scott.waxman@klgates.com

To Account Holder:

ABX Longevity Growth and Income Fund

2101 Park Center Drive, Suite 200

Orlando, Fl 32835

(407) 988-0184

Email: bill@abacuslife.com

With a Copy by email only to (which shall not constitute notice to Account Holder)

Troutman Pepper Locke LLP

111 South Wacker Drive

Chicago, IL 60606

Attention: Tom Bohac, Esq.

Email: tom.bohac@troutman.com

To the Servicer:

ABL Wealth Advisors, LLC

2101 Park Center Drive, Suite 200

Orlando, Fl 32835

(407) 988-0184

Email: bill@abacuslife.com

All notices, requests, consents and other communications delivered pursuant to this Section 7.3 shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of overnight mail, on the second (2nd) Business Day following the date of such overnight mailing, (c) in the case of telecopy, when confirmed by a telecopy machine report, and (d) in the case of electronic mail, when the sending Party has received an electronic receipt indicating delivery or receipt is otherwise acknowledged by the recipient. The Account Holder agrees to provide updated notice information for the Servicer to the Securities Intermediary from time to time.

Section 7.4 Further Assurances. Account Holder, Securities Intermediary and Custodian each agree to execute and deliver such additional instruments and other documents, and to take all such further actions, as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

Section 7.5 Waiver. The failure or delay of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law. The Parties hereto each agree that damages claims or indemnification claims may not be adequate remedies in relation to breaches by the other of certain covenants or duties in relation to the maintenance of confidentiality, and each agrees that either of them may seek equitable remedies (including injunctions against prospective or continued breach thereof or specific performance in relation thereto) in connection with the breach of such covenants or duties.

Section 7.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Account Holder, the Securities Intermediary, the Custodian and their respective successors and permitted assigns.

Section 7.7 No Third-Party Rights. Nothing in this Agreement shall be deemed to create any right in any Person not a Party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person; provided, however, that the Escrow Agent (if Wilmington Trust) shall be a third-party beneficiary of Section 2.3(b) and Section 5.2(q) of this Agreement with the right to enforce its rights thereunder as if a direct Party hereto.

Section 7.8 Assignment. No Party hereto may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the other Party, which consent may be withheld in such other Party’s sole discretion.

Section 7.9 Amendment. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and any other agreements, instruments and documents delivered pursuant to this Agreement, shall be effective unless it shall be in writing and signed by each of the Parties hereto. All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred in connection with any such modification, amendment or waiver requested by the Account Holder shall be paid by Account Holder.

Section 7.10 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement shall not in any way be affected or impaired thereby in such jurisdiction, and such invalid, illegal or unenforceable provision or obligation shall not in any way be affected or impaired thereby in any other jurisdiction.

Section 7.11 No Partnership or Joint Venture. Nothing contained in this Agreement shall be deemed or construed by the Parties hereto or by any other Person to create the relationship of a partnership or of a joint venture. The Parties hereto agree that they shall not take any action contrary to the foregoing intention

Section 7.12 Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.13 Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY AND STATE OF NEW YORK IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND ANY CLAIM THAT ANY PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 7.14 Waiver of Jury Trial and Service.

(a) EACH PARTY HERETO HEREBY WAIVES THE RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR (II) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT WITH RESPECT TO OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT ITS NOTICE ADDRESS AS PROVIDED HEREIN AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE MAILS, PROPER POSTAGE PREPAID.

Section 7.15 Headings and Exhibits. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 7.16 Execution in Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts (including by facsimile or other electronic transmission), each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

Section 7.17 Construction of Agreement. The Parties hereto agree that this Agreement has been jointly drafted and therefore this Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing this Agreement to be drafted.

Section 7.18 U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Regulations”), Wilmington Trust, in the relevant capacities (the “Relevant Provider”), is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Relevant Provider. Accordingly, Account Holder agrees to provide the Relevant Provider, upon its request from time to time, such identifying information and documentation as may be necessary in order to enable the Relevant Provider to comply with such Applicable Regulations. It is expressly agreed that the Relevant Provider shall have no duty to perform any services hereunder for, on behalf of or for the benefit of, any Person if Account Holder has not furnished such information as the Relevant Provider, in its sole discretion, determines to be necessary to comply with the Applicable Regulations. In the event Account Holder shall fail to supply all required documentation to the Relevant Provider but nevertheless has delivered funds or documents to the Relevant Provider, the Relevant Provider shall return all such funds and documents to the Party having delivered the same and this Agreement shall be deemed immediately terminated for all purposes except for the obligations of Account Holder under Section 5.2(e).

Section 7.19 Non-Confidentiality of Tax Treatment. Notwithstanding anything in this Agreement to the contrary, the Parties hereto agree that each of them and each of their employees, representatives and other agents may disclose to any and all Persons the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided, that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 7.19 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 7.20 English Language. Each communication and document made or delivered by one Party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English (certified by an officer of the person making or delivering the same) as being a true and accurate translation thereof. To the extent that any dispute arises between the English version of any communication or document and the translated version, the English version shall control.

Section 7.21 Termination. Subject to Section 5.2(f), this Agreement may be terminated (i) on any date by mutual written agreement of Account Holder, the Securities Intermediary and the Custodian, or (ii) upon sixty (60) days prior written notice from Account Holder to the Securities Intermediary and the Custodian; provided, that the Securities Intermediary shall be paid any fees and expenses accrued through the date of termination, and the provisions of Section 5.2 shall continue to inure to the benefit of the Securities Intermediary with respect to any actions taken or omitted to be taken by it under this Agreement prior to such termination. Upon the termination of this Agreement and the execution of the Estate Action Indemnification Agreement, the Securities Intermediary and the Custodian, as the case may be, shall, at the expense of Account Holder, transfer all Financial Assets and Custodial Files held by the Securities Intermediary and the Custodian pursuant to this Agreement to Account Holder or Account Holder’s designee, and the Securities Intermediary shall have no further duties or obligations whatsoever with respect to such Financial Assets or this Agreement.

[SIGNATURES CONTAINED ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

ABX LONGEVITY GROWTH AND INCOME FUND
as Account Holder

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as the Securities Intermediary and as the Custodian

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO SECTIONS 2.5 AND 4.2:

UMB FUND SERVICES, INC.

By:
Name:
Title: